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                                                                     Exhibit 5.1


                         [OPINION OF TRINI L. DONATO]



                              September 30, 1998



Board of Directors
Ocwen Financial Corporation
The Forum, Suite 1000
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401

Ocwen Capital Trust II
c/o Ocwen Financial Corporation
The Forum, Suite 1000
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401


Ladies and Gentlemen:

     I am Vice President and Assistant Secretary and serve as Deputy General Counsel of Ocwen Financial Corporation, a Florida corporation (the "Company"). At your request, I and other members of the Company's Law Department have examined the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company and Ocwen Capital Trust II, a business trust created under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) debt securities of the Company, which may be unsecured senior debt securities (the "Senior Indebtedness") and/or unsecured subordinated debt securities (the "Subordinated Indebtedness"); (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of the Company; (iii) shares of common stock, par value $.01 per share (the "Common Stock"), of the Company; (iv) warrants to purchase Senior Indebtedness, Subordinated Indebtedness, Preferred Stock or Common Stock, or any combination thereof, as may be designated by the Company at the time of an offering (the "Warrants"); or (v) capital securities (the "Capital Securities") of the Trust and the related guarantees (the "Guarantees") by the Company with respect to the obligations of the Trust on any issue of Capital Securities, in each case in amounts, at prices and on terms to be determined at the time of an offering. Unless otherwise specified in the applicable prospectus supplement, the
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Board of Directors
September 30, 1998
Page 2


Senior Indebtedness will be issued under the Senior Indenture between the Company and Norwest Bank Minnesota, N.A., as trustee, substantially in the form filed as an exhibit to the Registration Statement; and the Subordinated Indebtedness will be issued under the Subordinated Indenture between the Company and Norwest Bank Minnesota, N.A., as trustee, substantially in the form filed as an exhibit to the Registration Statement.

     In rendering the opinions expressed below, I or other members of the Company's Law Department have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. I or other members of the Company's Law Department have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida.

     2. Each series of Preferred Stock included in the Registration Statement will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board or a duly authorized committee thereof shall have duly adopted resolutions specifying the terms and conditions of such series of Preferred Stock and authorizing its issuance; (iv) the Company shall have filed with the Florida Secretary of State articles of amendment with respect to such series of Preferred Stock; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     3. The shares of Common Stock included in the Registration Statement will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of
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Board of Directors
September 30, 1998
Page 3


Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     I note that an opinion of Sidley & Austin, counsel to the Company, dated and delivered to you concurrently herewith, addresses, among other things, the legality of the Senior Indebtedness, the Subordinated Indebtedness, the Warrants and the Guarantee covered by the Registration Statement, and an opinion of Richards, Layton & Finger, Delaware counsel to the Company, dated and delivered to you concurrently herewith, addresses, among other things, the legality of the Capital Securities covered by Registration Statement.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the securities to be registered pursuant to the Registration Statement.

     I am a member of the bar of the State of Florida. My opinion expressed herein is limited to the laws of the State of Florida.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to me in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

     This opinion is being delivered solely for the benefit of the persons to whom it is addressed and, except as provided in the immediately preceding paragraph, may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without my prior written consent, provided that Sidley & Austin may rely on the opinion expressed in paragraph number 1 above in connection with its opinion referred to above.

                                       Sincerely,

                                       /s/ Trini L. Donato